UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2005
Date of Report (Date of earliest event reported)

Fortune Partners, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100-1050 West Pender Street Vancouver, British Columbia Canada	V6E 3S7
(Address of principal executive offices)	(Zip Code)

604-714-3663
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01          Changes in Registrant's Certifying Accountant

The Current Report on Form 8-K of Fortune Partners, Inc. (the "Company") dated November 8, 2005 as filed with the United State Securities and Exchange Commission (the "SEC") under SEC Accession No. 0001183740-05-000126 on November 11, 2005 (the "Form 8-K"), is hereby amended by deleting the third paragraph under Item 4.01 and replacing it with the following:

"In connection with the audit of the period from August 26, 2004 (date of inception) to September 30, 2004 and the subsequent interim period through to the six months ended June 30, 2005, and from June 30, 2005 up to and including November 8, 2005, there were no disagreements with DMCL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of DMCL would have caused them to make reference thereto in their report on the Company's audited financial statements."

SECTION 9          FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01          Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro forma Financial Information.

Not applicable.

(c)          Exhibits.
Exhibit	Description
16.1	Letter from Dale Matheson Carr-Hilton LaBonte, dated December 1, 2005(1)

(1)       Filed as an Exhibit to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FORTUNE PARTNERS, INC.
DATE: December 1, 2005	By: /s/ Stephen Williams ______________________________________ Stephen Williams President, Chief Executive Officer (Principal Executive Officer) and Director

Exhibit 16.1

December 1, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC
20549 USA

Dear Ladies and Gentlemen:

We are the former independent auditors for Fortune Partners, Inc. (the "Company"). We have read the Company's current report on Form 8-K, dated November 8, 2005 as amended on December 1, 2005, and are in agreement with the statements regarding our firm as included in Item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte

DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants